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                                                  EXHIBIT 77H

  RIVERSOURCE GOVERNMENT INCOME SERIES, INC. N-SAR EXHIBITS - MAY 31, 2008 FYE



EXHIBIT 77H - CHANGES IN CONTROL OF REGISTRANT

For RiverSource U.S. Government Mortgage Fund

     During the six-month period ended May 31, 2008, the Fund served as an underlying investment of affiliated funds-of-funds. The RiverSource Income Builder funds and RiverSource Investments, LLC through its initial capital investment were owners of record of more than 25% of the outstanding shares of the Fund.